UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2011 (May 12, 2011)
Furmanite Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2435 N. Central Expressway, Richardson, Texas	75080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 972-699-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Furmanite Corporation (the “Company”) held on May 12, 2011, the following proposals were submitted to stockholders with the following final results:
(1)	The election of four (4) directors nominated by the Company’s Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

			Broker Non-
Nominee	For	Withheld	Votes
Charles R. Cox	20,954,100	1,866,256	6,804,434
Sangwoo Ahn	18,812,584	4,007,772	6,804,434
Hans Kessler	20,409,605	2,410,751	6,804,434
Kevin R. Jost	20,709,005	2,111,351	6,804,434
(2)	To cast a non-binding vote on executive compensation.

For	15,340,833
Against	3,402,045
Abstain	4,077,478
Broker Non-Votes	6,804,434
(3)	To cast a non-binding vote on the frequency of executive compensation votes.

1 Year	11,001,885
2 Years	88,569
3 Years	6,943,112
Abstain	4,786,790
Broker Non-Votes	6,804,434
The Company’s Board of Directors has considered these results and has decided that the Company will hold an advisory vote on the compensation of named executive officers annually. The Company is required to hold an advisory vote on frequency at minimum every six years.
(4)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	29,280,066
Against	315,188
Abstain	29,536

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation
Date: May 18, 2011	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Accounting Officer (Principal Financial and Accounting Officer)